Exhibit 14

                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Experts" and "Financial Highlights" and to the incorporation by reference of our reports dated February 16, 2001 for American AAdvantage S&P 500 Index Mileage Fund and American AAdvantage S&P 500 Index Fund and December 14, 2001 for American AAdvantage Mileage Funds and American AAdvantage Funds in the Registration Statement (Form N-14) and related Proxy Statement/Prospectus of the American AAdvantage Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 40 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387).



                                                     /s/ ERNST & YOUNG LLP



Dallas, Texas
January 11, 2002